EXHIBIT 99.1

FOR:	AMREP Corporation
300 Alexander Park, Suite 204
Princeton, NJ 08540

CONTACT:	Peter M. Pizza
Vice President and Chief Financial Officer
(609) 716-8210

AMREP ANNOUNCES RECORD DATE FOR RIGHTS OFFERING

Princeton, New Jersey, May 21, 2013 – AMREP Corporation (the “Company”) (NYSE:AXR) expects to distribute to the holders of its common stock, non-transferable subscription rights (the “Rights”) that will enable its shareholders to purchase an aggregate of 1,199,242 shares of its common stock.  The Rights will be distributed to the holders of record of its common stock as of the close of business on May 31, 2013 (the “Record Date”) on the basis of one Right for each share of its common stock.  Each Right can be exercised to purchase two-tenths (0.2) of a share for each share of its common stock (the “Rights Offering”).  The price per whole share at which shareholders may exercise the Rights (the “Subscription Price”), which will be determined shortly before the Rights Offering is made, is expected to be less than the then-existing market price of the Company’s common stock when that price is set.

The Company has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 with respect to the Rights Offering.  The Rights Offering will be made only after the Registration Statement has become effective, which is presently expected to occur on or about May 23, 2013.

Shortly after the effectiveness of the Registration Statement, the Company will mail to each shareholder as of the Record Date, (i) a final prospectus setting forth the terms of the Rights Offering and information about the Company (the “Final Prospectus”), (ii) a non-transferable subscription Rights certificate, which will evidence the shareholder’s Rights and (iii) additional information to assist the shareholder in exercising Rights to purchase the Company’s common stock.  The Subscription Price and the expiration date of the Rights will be shown in the Final Prospectus.  Shareholders should carefully review the Final Prospectus before taking any action with respect to the Rights Offering.

A Rights certificate entitles a holder to subscribe for the Company’s common stock at the rate of one share of common stock for every five Rights evidenced by the subscription Rights certificate.  No fractional shares will be issued. In the event that the number of Rights evidenced by a Rights certificate is not divisible by five, the number of shares of common stock issuable through that Right would be determined by dividing the number of subscription rights by five and by then rounding that number down to the nearest whole number.  As a result, holders of record of four or less shares of the Company’s common stock would not be entitled to purchase one share of common stock through the Rights Offering, and the Company has no obligation to distribute to such holders a subscription Rights certificate. If a shareholder owns of record four or less shares of common stock and wants to acquire the Company’s common stock in the Rights Offering, the shareholder will need to purchase one or more shares of the Company’s common stock before the Record Date in order to own at least five shares of the Company’s common stock.  Similarly, if the number of shares a shareholder owns is not divisible by five and the shareholder does not wish to have applicable subscription share amounts rounded down, as described above, the shareholder may purchase a number of shares that makes their total share ownership number divisible by five into a whole number.

Except as described in the preceding paragraph, no action by any shareholder is required at this time, but shareholders should be prepared to act promptly when they receive the Final Prospectus and subscription Rights certificate.  Unless a shareholder exercises Rights on or prior to the expiration date of the Rights Offering, the Rights will expire and will be of no value thereafter.

A Registration Statement relating to the Rights and the Company’s common stock issuable upon exercise of the Rights has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.  This communication shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any State or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State or jurisdiction.

The Final Prospectus may be obtained by contacting Registrar and Transfer Company, the Subscription Agent for the Rights Offering, at (800) 368-5948 or at the address below:

Registrar and Transfer Company
Attn: Reorg/Exchange Dept
P.O. Box 645
Cranford, New Jersey  07016-0645